UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 27, 2006


                           INTEGRAL TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


           Nevada                     0-28353              98-0163519
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(State or other jurisdiction        (Commission          (IRS Employer
      of incorporation)             File Number)       Identification No.)


 805 W. Orchard Dr., Suite 7, Bellingham, WA                 98225
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   (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (360) 752-1982
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

On November 29, 2006, Integral Technologies, Inc. ("Integral") announced that it had entered into a Manufacturing Agreement with Jasper Rubber Products, Inc. ("Jasper"), pursuant to which Jasper shall manufacturer for Integral resin-based conductive, moldable capsules incorporating Integral's ElectriPlast technology. The effective date of the agreement was November 22, 2006.

The primary term of the agreement is five years, and shall renew automatically for successive five year renewal terms, unless notice of non-renewal is give not less than one year prior to the commencement of the applicable renewal term. The agreement may be terminated by either party upon a default (as defined in the agreement), subject to a 30 day cure period. In addition, Integral may terminate the agreement for any reason, upon one year's prior written notice, after the second year. In the event that Integral terminates the agreement without cause during the primary term, Integral will be required to purchase from Jasper, at the then-current fair-market value, all equipment, fixtures and facilities purchased by Jasper for purposes of performing the work under the agreement.

Jasper agreed that during the term of the agreement and for a period of 12 months after its expiration or termination for any reason, Jasper will not directly, indirectly or through a third party, supply, manufacturer or assemble products that constitute or might constitute an alternative to Integral's products or performs the same functionality as Integral's products and will not engage, directly or indirectly or through a third party, as manager, employee, consultant, agent, franchisee, shareholder and/or in any other way assist in the development of a product competing or that might compete with Integral's business.

The foregoing description does not constitute a complete summary of the terms of the Manufacturing Agreement and reference is made to the complete text of the Manufacturing Agreement, a copy of which is attached as an exhibit to this report and is incorporated by reference herein.

Jasper, founded in 1949, and based in Jasper, Indiana, has over 800 employees and has grown to become a leader in innovative rubber and plastics development. Jasper manufactures a full range of molded, extruded, lathe-cut rubber and thermoplastic products for major appliance, oil filter, and automotive industries.

A Patent License Agreement dated August 25, 2006, between Integral and Jasper, pursuant to which Integral granted to Jasper the rights to use Integral's proprietary ElectriPlast technology for specific applications within Jasper's customer base, remains in full force and effect.


ITEM 7.01. REGULATION FD.

On November 29, 2006, Integral issued a press release to announce the Manufacturing Agreement with Jasper Rubber Products, Inc., which is described above under Item 1.01. A copy of the press release is attached as an exhibit hereto.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit   Description
-------   -----------

10.23 Manufacturing Agreement between Integral and Jasper Rubber Products, Inc. dated November 22, 2006. (Filed herewith.)

99.06     Press release dated November 29, 2006. (Filed herewith.)


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTEGRAL TECHNOLOGIES, INC.


                                        By:  /s/ William A. Ince
                                            -------------------------------
                                             William A. Ince, President


Date: December 4, 2006


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
                                  EXHIBIT INDEX
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Exhibit   Description
-------   -----------

10.23 Manufacturing Agreement between Integral and Jasper Rubber Products, Inc. dated November 22, 2006. (Filed herewith.)

99.06     Press release dated November 29, 2006. (Filed herewith.)